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                                                                     EXHIBIT 3.1



                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                   CENTRAL ARKANSAS COLD STORAGE-TEXAS, INC.
                 (Originally incorporated on October 20, 1997)



         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, CENTRAL ARKANSAS COLD STORAGE-TEXAS, INC. (the "Corporation") hereby adopts Articles of Amendment to the Articles of Incorporation which amend the Articles of Incorporation and all amendments thereto that are in effect to date as hereafter set forth and which contain no other change in any provision thereof.


                                  ARTICLE ONE

         The name of the Corporation is Central Arkansas Cold Storage-Texas,
Inc.


                                  ARTICLE TWO

         The following amendment to the Articles of Incorporation has been adopted in conformity with the provisions of the Texas Business Corporation Act and such amendment was duly adopted by the sole shareholder of the Corporation on the 3rd day of February 1998.

         The amendment alters or changes Article One of the original Articles of Incorporation and the full text in its entirety of the new Article One, as amended, is as follows:

                                  "ARTICLE ONE

                 The name of the corporation is PACKAGED ICE SOUTHEAST, INC. (the "Corporation")."


                                 ARTICLE THREE

         The number of shares outstanding at the time of such adoption was One Thousand (1,000); the number of shares entitled to vote on the Amendment to the Articles of Incorporation was One Thousand (1000).
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                                  ARTICLE FOUR

         The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to Article 9.10 of the Texas Business Corporation Act adopting said amendment and any written notice required by Article 9.10 of the Texas Business Corporation Act has been given.

         IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation, which amends certain provisions of the Articles of Incorporation of the Corporation, having been duly adopted in accordance with Article 4.04 of the Texas Business Corporation Act, has been duly executed by its President this 4th day of February 1998.

                                     CENTRAL ARKANSAS COLD STORAGE-TEXAS, INC.





                                     ----------------------------------------
                                     By:  A.J. Lewis, III, President








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